Exhibit 32.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF ACCOUNTING OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cavco Industries, Inc. (the “Registrant”) on Form 10-K for the year ending April 3, 2021 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William C. Boor and Paul Bigbee, Chief Executive Officer and Chief Accounting Officer, respectively, of the Registrant, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

May 27, 2021

/s/ William C. Boor
William C. Boor
President and Chief Executive Officer

/s/ Paul Bigbee
Paul Bigbee
Chief Accounting Officer